Exhibit 10.4

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Agreement”) dated as of May 14, 2020, by and among ANIKA THERAPEUTICS, INC., a Delaware corporation (formerly known as Anika Therapeutics, Inc., a Massachusetts corporation, the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders (as defined in the Credit Agreement referred to below), and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below) for such Lenders.

PRELIMINARY STATEMENTS

(1)       Reference is made to that certain Credit Agreement dated as of October 24, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrower, the Subsidiaries of the Borrower as are or may from time to time become parties to thereto as Subsidiary Guarantors, the Lenders party to the Credit Agreement from time to time and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and a L/C Issuer.

(2)        The Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement and the Security Agreement as set forth below.

(3)        The undersigned Lenders and the Administrative Agent are prepared to make such modifications to the Credit Agreement requested by the Borrower, subject to the conditions, and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(a)	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Adjustment” has the meaning specified in Section 3.03(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“Second Amendment Effective Date” means May 14, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Specified Acquisitions” means, collectively, the acquisition by the Borrower of (a) Parcus Medical, LLC, a Wisconsin limited liability company (“Parcus”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2020 (the “Parcus Merger Agreement”), by and among the Borrower, Parcus, Sunshine Merger Sub LLC, a Wisconsin limited liability company and a wholly-owned subsidiary of the Borrower (“Parcus Merger Sub”) and Philip Mundy, an individual, solely in his capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the Parcus Merger Agreement) and (b) ArthroSurface Incorporated, a Delaware corporation (“ArthroSurface”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2020 (the “ArthroSurface Merger Agreement”), by and among the Borrower, ArthroSurface, Button Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“ArthroSurface Merger Sub”) and Boston Millennia Partners Button Shareholder Representation, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the ArthroSurface Merger Agreement).

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body ,in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by restating the defined terms set forth below in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, provided that if the Base Rate shall be less than one percent (1.00%), such rate shall be deemed one percent (1.00%) for purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Eurodollar Rate” means:

(a)       for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

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(b)       for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) London Banking Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that, if the Eurodollar Rate shall be less than one percent (1.00%) such rate shall be deemed one percent (1.00%) for purposes of this Agreement.

“Non-Core Assets” means, as of any date of determination, any line or lines of business, or assets relating thereto of the Borrower and its Subsidiaries that, as of the last day of the then ended Measurement Period, (a) generated less than eight percent (8%) of the Consolidated total revenues of the Borrower and its Subsidiaries and (b) accounted for less than eight percent (8%) of the Consolidated total assets of the Borrower and its Subsidiaries. In determining Non-Core Assets, Acquisitions shall be given Pro Forma Effect.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)	Section 1.08 (Rates; Currency Equivalents) of the Credit Agreement is hereby amended by restating paragraph (a) of such Section in its entirety as follows:

(a)       The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(d)	Section 3.03 (Inability to Determine Rates) of the Credit Agreement is hereby amended by inserting the following new paragraphs (c), (d), (e) and (f) in the appropriate alphabetical order:

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(c)       Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.01(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)       adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)       syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

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(d)       If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

(e)       Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than one percent for purposes of this Agreement.

(f)       In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(e)	Section 5.12 (ERISA Compliance) of the Credit Agreement is hereby amended by inserting the following new paragraph (e) in such Section in the appropriate alphabetical order:

(e)       The Borrower represents and warrants as of the Second Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

(f)	Section 5.25 (EEA Financial Institutions) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

5.25       EEA Financial Institutions; Beneficial Ownership Certification.

(a)       No Loan Party is an EEA Financial Institution.

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(b)       The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(g)	Section 6.02(d) ([Reserved]) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

(d)       Anti-Money-Laundering; Beneficial Ownership. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(h)	Section 6.14(d) (Account Control Agreements) of the Credit Agreement is hereby amended by inserting the following new sentence immediately following the last sentence of such Section:

Notwithstanding the foregoing to the contrary, with respect to deposit accounts and securities accounts acquired in connection with the Specified Acquisitions, the Loan Parties shall not be required to comply with the provisions of this Section 6.14(d) for such deposit accounts and securities accounts until June 1, 2020 (or such later date as the Administrative Agent may agree in its sole discretion).

(i)	Section 7.02 (Indebtedness) of the Credit Agreement is hereby amended by:

(i)            deleting the word “and” appearing at the end of clause (k) of such definition;

(ii)           restating clause (l) of such Section in its entirety as follows:

(l)            other Indebtedness of one or more Loan Parties not contemplated by the above provisions (or clause (m) below) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (w) no Default shall exist or would result therefrom, (x) the Loan Parties are in Pro Forma Compliance with each of the financial covenants set forth in Section 7.11, (y) any Liens securing such indebtedness shall be permitted by Section  7.01(t), and (z) the terms and conditions of such Indebtedness shall be reasonably acceptable to the Administrative Agent; and

(iii)          inserting the following new clause (m) in the appropriate alphabetical order:

(m)            Indebtedness in respect of earnout payments incurred in connection with the Specified Acquisitions, provided, that no payments in respect of any such earnouts shall be permitted except to the extent that, at the time of such payment, no Default shall exist or would result therefrom.

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(j)	Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by restating clause (i) of such Section in its entirety as follows:

(i)       Dispositions by the Borrower and its Subsidiaries of any Non-Core Assets so long as (x) the proceeds of any such Disposition are either retained by the Borrower or are reasonably promptly reinvested by the Borrower in its reasonable business judgment and (y) assets so disposed of in reliance on this Section 7.05(i) during the term of this agreement shall not account for (at the time of such disposition, when aggregated with all prior dispositions made in reliance on this Section 7.05(i)) either (1) twenty percent (20%) of the Consolidated total revenues of the Borrower and its Subsidiaries or (2) twenty percent (20%) of the Consolidated total assets of the Borrower and its Subsidiaries, in each case measured as of the last day of the Measurement Period most recently ended prior to such disposition; and

(k)	Section 7.14 (Prepayments, Etc. of Indebtedness) of the Credit Agreement is hereby amended by inserting the following new sentence immediately following the last sentence of such Section:

“No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, pay, redeem, purchase, defease or otherwise satisfy any earnout payments incurred in connection with the Specified Acquisitions if, at the time of such payment, any Default shall exist or would result therefrom.”

(l)	Article IX (ADMINISTRATIVE AGENT) of the Credit Agreement is hereby amended by inserting the following new Section 9.12 in the appropriate numerical order

“9.12 Certain ERISA Matters.

(a)                Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

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(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(m)	Section 11.20 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) of the Credit Agreement is hereby amended by (i) deleting the words “EEA Financial Institutions” or “EEA Financial Institution” appearing therein and substituting in lieu thereof, the words “Affected Financial Institutions” or “Affected Financial Institution”, as applicable, (ii) deleting the words “an EEA Resolution Authority” appearing therein and substituting in lieu thereof, the words “the applicable Resolutions Authority” and (iii) deleting the words “any EEA Resolution Authority” appearing therein and substituting in lieu thereof, the words “the applicable Resolutions Authority”.

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(n)	Article XI (MISCELLANEOUS) of the Credit Agreement is hereby amended by inserting the following new Section 11.22 in the appropriate numerical order:

“11.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions above applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(o)	Schedules 1.01(a), 1.01(c), 5.20(a), 5.20(b), 5.21(c), 5.21(d)(i), 5.21(f), 5.21(g)(ii), and 7.08 to the Credit Agreement are hereby amended by restating each such Schedule in the form of Schedules 1.01(a), 1.01(c), 5.20(a), 5.20(b), 5.21(c), 5.21(d)(i), 5.21(f), 5.21(g)(ii), and 7.08, attached to this Agreement. References to Schedule 1.01(e) shall be deleted from the Credit Agreement.

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SECTION 2. Amendments to Security Agreement.

(a)	Section 3(e) (Equipment and Inventory) of the Security Agreement is hereby amended by restating such Section in its entirety as follows:

“(e)          Equipment and Inventory.  With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) so called “field inventory” or “trunk stock” inventory in the possession of employees or independent sales contractors in the ordinary course of business consistent with past practice for the sale of such Inventory in the in the ordinary course of business, (iv) Equipment and/or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(e) and (v) Inventory that is held by a Person other than such Grantor pursuant to a consignment or similar arrangement to the extent such Grantor has complied with Section 4(e)(ii).  Collateral consisting of Inventory is of good and merchantable quality, free from material defects.  None of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to use, manufacture, lease, sell or otherwise dispose of such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.”

(b)	Section 4(e) (Collateral Held by Warehouseman, Bailee, etc.) of the Security Agreement is hereby amended by inserting the following text immediately prior to the end of subparagraph (ii) of such Section 4(e):

“; provided, however, that with respect to (x) any such consigned Inventory stored with any one consignee (or group of affiliated consignees) with a value in excess of $50,000 and (y) any such consigned Inventory the value of which, when aggregated with the value of all other such consigned Inventory, exceeds $2,000,000, such Grantor shall (without the further request of the Administrative) take all of the foregoing actions and shall provide satisfactory evidence of the same to the Administrative Agent.”

(c)	The undersigned hereby agrees that the Equity Interests of Parcus and ArthroSurface listed on Schedule 5.21(f) attached hereto shall be and become part of the Pledged Equity referred to in Section 2 of the Security Agreement and shall secure all Secured Obligations. Notwithstanding the requirements set forth in the Loan Documents, including the requirements set forth in Section 6.14 of the Credit Agreement, the Borrower, the Administrative Agent and the Lenders hereby agree that the Borrower shall only be required to deliver certificates (together with applicable transfer powers) representing the Equity Interests of Parcus to the Administrative Agent, upon the earlier to occur of (x) thirty (30) days’ prior written request therefor by the Administrative Agent and (y) the date that any such Equity Interest is evidenced by a certificate. The Borrower hereby confirms that none of the Equity Interests of Parcus by its terms expressly provides that it is a Security (as defined in the Security Agreement) governed by Article 8 of the UCC.

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SECTION 3. Reaffirmation of Obligations Under Loan Documents, Etc.

a.                   Reaffirmation and Confirmation of Obligations Under Loan Documents. The Borrower and each other Loan Party agrees that each Loan Document to which such party is a party remains in full force and effect, and the Borrower and each other Loan Party reaffirms the continued validity of, and ratifies, each Loan Document to which it is a party and agrees and confirms that it will perform and observe all Obligations, covenants and agreements to be performed by it under and in accordance with the Credit Agreement and the other Loan Documents. The Borrower and each other Loan Party further agree and confirm that each of them shall continue to be bound in all respects by all of the terms and conditions of the Credit Agreement, and each other Loan Document to which the Borrower or such Loan Party is a party.

b.                  Reaffirmation and Confirmation of Obligations. For the avoidance of doubt, the Borrower and each other Guarantor (i) reaffirms the continued validity of, and ratifies, and agrees and confirms its Obligations set forth in the Loan Documents remain in full force and effect and (ii) agrees that the Credit Agreement and the other Loan Documents executed by the Loan Parties, are legal, valid and binding obligations of the Loan Parties party thereto and are enforceable against the Loan Parties in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Loan Parties by their execution below hereby (i) restates, ratifies and reaffirms the Obligations, the Credit Agreement and the other Loan Documents executed by the Loan Parties, and each and every term, covenant, and condition of the Loan Parties set forth in the Credit Agreement and the other Loan Documents; (ii) restates and renews each and every representation and warranty heretofore made by the Loan Parties in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date); and (iii) ratifies, reaffirms, renews and restates the grant by the Loan Parties of a continuing security interest in, and a right to set off against, any and all right, title, and interest of the Loan Parties in all of the Collateral in favor of Administrative Agent, for the benefit of Secured Parties, and acknowledges and stipulates that such security interests and Liens are duly perfected, first priority security interests and Liens, subject to Permitted Liens, and that all of the Obligations continue to be secured, without interruption, by such security interests and Liens.

c.                   No Novation. The Borrower and each other Loan Party agree that this Agreement is not intended to be, and is not, a novation of any of the Loan Documents or any of the Obligations thereunder and each does hereby ratify, confirm and reaffirm each of the agreements, covenants, and undertakings made by it under the Credit Agreement and each and every other Loan Document executed by it in connection therewith or pursuant thereto and confirms that the “Obligations” remain in full force and effect.

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SECTION 4. Representations and Warranties. The Borrower and each other Loan Party reaffirms each of its representations and warranties set forth in the Credit Agreement and each other Loan Document to which it is a party (other than any such representations and warranties that, by their terms, refer to a specific date and time other than the date hereof). The Borrower and each other Loan Party hereby represents and warrants that (a) the execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational action, (ii) will not violate any Organizational Document of the Borrower or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon the Borrower or any of its Subsidiaries or any of such Person’s Property or to which the Borrower or any of its Subsidiaries or any of such Person’s property is subject, or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a default under any Material Contract of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (b) this Agreement has been duly executed and delivered by the Loan Parties and constitutes the valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 5. Reference to and Effect on the Loan Documents. The parties hereto hereby agree that this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 6. Conditions Precedent. This Agreement shall become effective as of the date first set forth above upon the receipt by the Administrative Agent of the following (with (x) the amendments set forth in Sections 1 (other than the modification to the definitions of Base Rate and Eurodollar Rate, which modifications shall be effective as of the date of this Agreement) and 2 above being deemed effective retroactive to January 24, 2020):

a.                   counterparts to this Agreement, duly executed by the Administrative Agent, the Lenders and each Loan Party;

b.                  duly executed and effective Joinder Agreements with respect to each of the Subsidiaries of the Borrower acquired pursuant to the Specified Acquisitions, together with all such documentation as may be required pursuant to Section 6.13 of the Credit Agreement; and

c.                   such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

SECTION 7. Post-Closing Covenants. Notwithstanding anything to the contrary set forth in the Loan Documents, the Administrative Agent and the Lenders hereby agree that the following items may be delivered at the times specified below:

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On or prior to July 30, 2020 (or such later date as the Administrative Agent may agree in its sole discretion) the Borrower shall deliver to the Administrative Agent copies of supplemental insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth in the Credit Agreement and the Collateral Documents or as required by the Administrative Agent, reflecting coverage with respect to the properties and assets acquired in connection with the Specified Acquisitions.

Within sixty (60) days of the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent with respect to (x) each headquarters location of Parcus and Arthrosurface, a landlord waiver and consent (in form and substance reasonably satisfactory to the Administrative Agent) from the landlords on such real property to the extent the Loan Parties are able to secure such landlord waiver and consent after using commercially reasonable efforts and (y) each bailee location of Parcus and Arthrosurface, a bailee acknowledgement (in form and substance reasonably satisfactory to the Administrative Agent) from the Persons in possession of any material amounts of Collateral of Parcus and Arthrosurface to the extent the Loan Parties are able to secure such bailee acknowledgement after using commercially reasonable efforts.

Within ninety (90) days of the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received all (i) original certificates (together with appropriate transfer powers) representing the Equity Interests of ArthroSurface listed on Schedule 5.21(f) attached hereto and (ii) Instruments, Documents or Tangible Chattel Paper acquired in connection with or relating to the Specified Acquisitions that are required to be pledged and delivered to the Administrative Agent pursuant to Section 4(c)(i) of the Security Agreement.

Within ninety (90) days of the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall to deliver to the Administrative Agent Qualifying Control Agreements with respect to each of the deposit accounts and securities accounts of Parcus and Arthrosurface, in compliance with Section 6.14(d) of the Credit Agreement.

SECTION 8. Delivery by Electronic Transmission. Delivery of an executed counterpart of a signature page to this Agreement in electronic format (including .pdf format) by electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY shall be governed by, and construed in accordance with, the laws of the STATE OF NEW YORK.

SECTION 10. Expenses. The Loan Parties shall pay on demand all reasonable, documented out-of-pocket expenses in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Agreement, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of any Guaranteed Party (as defined in the Guaranty) in any proceeding under any Debtor Relief Laws. The obligations of the Loan Parties under this provision shall survive the payment in full of the Obligations and termination of the Loan Documents.

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SECTION 11. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, Guaranteed Obligations or any other obligation of any party hereto.

SECTION 12. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ANIKA THERAPEUTICS, INC.

By: /s/ Sylvia Cheung

Name: Sylvia Cheung

Title: Chief Financial Officer

Anika Therapeutics -Signature Page to Second Amendment to Credit Agreement

PARCUS MEDICAL, LLC

By: /s/ Charles Sherwood III

Name: Charles Sherwood III

Title: Manager

Anika Therapeutics -Signature Page to Second Amendment to Credit Agreement

ARTHROSURFACE INCORPORATED

By: /s/ Frank Fedorowicz

Name: Frank Fedorowicz

Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Anika Therapeutics -Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative

Agent, Lender, Swingline Lender and a L/C Issuer

By: /s/ Molly Kropp

Name: Molly Kropp

Title: Vice President

Anika Therapeutics -Signature Page to Second Amendment to Credit Agreement

Restated Schedules to Credit Agreement

(Schedules 1.01(a), 1.01(c), 5.20(a), 5.20(b), 5.21(c), 5.21(d)(i), 5.21(f), 5.21(g)(ii) and 7.08)

Schedule 1.01(a)

Certain Addresses for Notices

Borrower:

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, MA 01730

Attn: Sylvia Cheung, Chief Financial Officer

Phone: [omitted]

Email: [omitted]

Fax Number: [omitted]

Website Address: www.anikatherapeutics.com

With a Copy to:

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, MA 01730

Attn: Charles Sherwood III, Vice President Corporate Legal Counsel

Phone: [omitted]

Email: [omitted]

Fax Number: [omitted]

Website Address: www.anikatherapeutics.com

Lender:

For payments and Requests for Credit Extensions

Bank of America, N.A.

901 Main St.

Dallas, TX 75202

Attn: [omitted]

Phone: [omitted]

Email: [omitted]

Fax Number: [omitted]

Account No.: [omitted]

Ref: [omitted]

ABA#: [omitted]

Other Notices for Lender:

Bank of America, N.A.

100 Federal Street

MA5-100-08-13

Boston, MA 02110

Attn: Molly Kropp

Phone: [omitted]

Email: [omitted]

Fax Number: [omitted]

Schedule 1.01(c)

Responsible Officers

•	Responsible Officers of Anika Therapeutics, Inc.:
Name	Office
Cheryl R. Blanchard	President and Chief Executive Officer
Sylvia Cheung	Chief Financial Officer, Treasurer, Assistant Secretary

•	Responsible Officers of Arthrosurface, Incorporated:

Name	Office
Steven Ek	President
Frank Fedorowicz	Executive Vice President, Treasurer, Secretary

•	Responsible Officers of Parcus Medical, LLC:

Name	Office
Charles Sherwood III	Manager
Sylvia Cheung	Secretary and Treasurer

Schedule 5.20(a)

Subsidiaries, Joint Ventures, Partnerships and other Equity Investments

Loan Party	Subsidiary, Joint Venture, Partnership Or Other Equity Investment	Number of Shares of Each Class of Equity Interests In Each Subsidiary Outstanding	Number and Percentage of Outstanding Shares of Each Class of Equity Interests Owned by such Loan Party	Class or Nature of Equity Interests
Anika Therapeutics, Inc.	Anika Securities, Inc.	1,000	1,000 (100%)	Common (Voting) Shares
Anika Therapeutics, Inc.	Anika Therapeutics S.r.l.	1[1]	One hundred percent (100%)	Ordinary Quota
Anika Therapeutics, Inc.	Anika Therapeutics Ltd.	100	100 (100%)	Common Shares
Anika Therapeutics, Inc.	Arthrosurface, Incorporated	100	100 (100%)	Common Shares
Anika Therapeutics, Inc.	Parcus Medical, LLC	100 Units	100 (100%)	Member Units

__________________________

1 Note: The Equity Interests of Anika Therapeutics S.r.l. are not represented by shares.

Schedule 5.20(b)

Loan Parties

•	Anika Therapeutics, Inc.:
(i)	Exact Legal Name: Anika Therapeutics, Inc.
(ii)	Former Legal Names In Preceding Four (4) Months: None.
(iii)	Jurisdiction of Incorporation: Delaware
(iv)	Type of Organization: Corporation
(v)	Other Jurisdictions Where Qualified To Do Business: Massachusetts
(vi)	Address of Chief Executive Office: 32 Wiggins Avenue, Bedford, MA 01730
(vii)	Address of Principal Place of Business: 32 Wiggins Avenue, Bedford, MA 01730
(viii)	U.S. Federal Taxpayer Identification Number: 04-3145961
(ix)	Organizational Number: 6919234
(x)	Ownership Information: Publicly Held
(xi)	Industry: Life Sciences, Medical Devices, Pharmaceuticals
•	ArthroSurface, Incorporated:
(i)	Exact Legal Name: ArthroSurface, Incorporated
(ii)	Former Legal Names In Preceding Four (4) Months: None.
(iii)	Jurisdiction of Incorporation: Delaware
(iv)	Type of Organization: Corporation
(v)	Other Jurisdictions Where Qualified To Do Business: Massachusetts, Pennsylvania, South Carolina, Maine.
(vi)	Address of Chief Executive Office: 28 Forge Parkway, Franklin, MA 02038
(vii)	Address of Principal Place of Business: 28 Forge Parkway, Franklin, MA 02038
(viii)	U.S. Federal Taxpayer Identification Number: 04-3579209
(ix)	Organizational Number: 3428113
(x)	Ownership Information: Wholly-owned subsidiary of Anika Therapeutics, Inc.
(xi)	Industry: Life Sciences, Medical Devices

•	Parcus Medical, LLC:
(i)	Exact Legal Name: Parcus Medical, LLC
(ii)	Former Legal Names In Preceding Four (4) Months: None.
(iii)	Jurisdiction of Incorporation: Wisconsin
(iv)	Type of Organization: Limited Liability Company
(v)	Other Jurisdictions Where Qualified To Do Business: Wisconsin, Florida
(vi)	Address of Chief Executive Office: 6423 Parkland Drive, Suites 101 and 102, Sarasota, FL 34243
(vii)	Address of Principal Place of Business: 6423 Parkland Drive, Suites 101 and 102, Sarasota, FL 34243
(viii)	U.S. Federal Taxpayer Identification Number: 04-3145961
(ix)	Organizational Number: P049565
(x)	Ownership Information: Wholly-owned subsidiary of Anika Therapeutics, Inc.
(xi)	Industry: Life Sciences, Medical Devices

Schedule 5.21(c)

Documents, Instruments and Tangible Chattel Paper

1.	Intercompany Note between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. evidencing an intercompany loan with an outstanding principal of €4,688,832 plus applicable interest at a rate of 1.6% per annum as of April 30, 2020.
2.	Intercompany Note between Anika Therapeutics, Inc. and Arthrosurface, Incorporated evidencing an intercompany loan with an outstanding principal of $1,698,231 plus applicable interest as of April 30, 2020.
3.	Intercompany Note between Anika Therapeutics, Inc. and Parcus Medical, LLC evidencing an intercompany loan with an outstanding principal of $3,968,069 plus applicable interest as of April 30, 2020.

Schedule 5.21(d)(i)

Deposit Accounts and Securities Accounts

[omitted]

Schedule 5.21(f)

Pledged Equity Interests

(i)	Pledged Equity
Loan Party	Issuer	Number of Shares	Certificate Number	Class	Percentage Ownership of Outstanding Shares
Anika Therapeutics, Inc.	Anika Therapeutics S.r.l.	N/A	N/A	N/A	100%[2]
Anika Therapeutics, Inc.	Anika Securities, Inc.	1,000	2	Common	100%
Anika Therapeutics, Inc.	Anika Therapeutics Ltd.	65	N/A	Common	100%[3]
Anika Therapeutics, Inc.	Arthrosurface, Incorporated	100	N/A4	Common	100%
Anika Therapeutics, Inc.	Parcus Medical, LLC	100	N/A	Member Units	100%

(ii)	Other Equity Interests Pledged

None.

__________________________

2 Note: Only sixty-five percent (65%) of the outstanding shares of Anika Therapeutics S.r.l. constitute Pledged Equity as of the Closing date.

3 Note: Only sixty-five percent (65%) of the outstanding shares of Anika Therapeutics Ltd. constitute Pledged Equity.

4 Note: Share certification to be completed after Joinder execution.

Schedule 5.21(g)(ii)

Other Properties

•	Headquarters Locations:
Loan Party	Property Address	Leased or Owned	Name of Lessor
Anika Therapeutics, Inc.	32 Wiggins Avenue, Bedford, MA 01730 (Middlesex County)	Leased	Farley White Wiggins, LLC
Arthrosurface, Incorporated	28 Forge Parkway, Franklin, MA 02038 (Norfolk County)	Leased	Donovan Holdings, LLC
Parcus Medical, LLC	6423 Parkland Drive, Suites 101 and 102, Sarasota, Florida 34243 (Sarasota County)	Leased	High Properties

•	Other Administrative Locations:

Some documents are maintained by Iron Mountain at a facility located at 175 Bearfoot Road, Northborough, MA 01532.

•	Other Collateral Locations:

Anika Therapeutics, Inc.

•	Some information technology back-up is located at 21 Terry Avenue, Burlington, MA 01803.

Arthrosurface, Incorporated – 3rd Party Inventory Locations

•	GlobalMed Logistix, LLC: 1880 Beaver Ridge Cir, Norcross, GA 30071
•	Primo Medical Group: 75 Mill St, Stoughton, MA 02072

Parcus Medical

•	Parcus Medical (2nd Facility – Leased by High Properties): 6455 Parkland Drive, Suite 101, Sarasota, FL 34243

Schedule 7.08

Transactions with Affiliates

1.	Contract Manufacturing Agreement between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of January 31, 2019.

2.	Intercompany Services Agreement between Anika Therapeutics, Inc. and Anika Therapeutics Ltd. dated effective as of June 19, 2019.

3.	Intercompany Services Agreement between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of June 19, 2019, as amended August 23, 2019.

4.	Distribution Agreement for Hyalofast Product between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of March 30, 2017.
5.	Intercompany Note between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. evidencing an intercompany loan with an outstanding principal of €4,688,832 plus applicable interest at a rate of 1.6% per annum as of April 30, 2020.
6.	Contract for Authorised Representative Services (in accordance with European regulatory directives for CE mark of medical devices) between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of May 12, 2017.
7.	Intercompany Note between Anika Therapeutics, Inc. and Arthrosurface, Incorporated evidencing an intercompany loan with an outstanding principal of $1,698,231 plus applicable interest as of April 30, 2020.
8.	Intercompany Note between Anika Therapeutics, Inc. and Parcus Medical, LLC evidencing an intercompany loan with an outstanding principal of $3,968,069 plus applicable interest as of April 30, 2020.